As filed with the Securities and Exchange Commission on December 19, 2001
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHECK TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1392000 (I.R.S. Employer Identification No.)

12500 Whitewater Drive
Minnetonka, Minnesota 55343
(Address of Principal Executive Offices and zip code)

CHECK TECHNOLOGY CORPORATION 2000 STOCK PLAN
(Full title of the Plan)

Copy to:
Jay A. Herman, Chairman and Chief Executive Officer
Check Technology Corporation
12500 Whitewater Drive
Minnetonka, MN 55343
(952) 939-9000
(Name, address and telephone
number, including area code,
of agent for service)	Richard D. McNeil Kristin A. Erickson Lindquist & Vennum P.L.L.P. 4200 IDS Center Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum		Proposed
		Offering		Maximum		Amount of
	Amount to be	Price Per		Aggregate		Registration
Title of Securities to be Registered	Registered	Share		Offering Price		Fee

Common Stock, $.10 par value to be	1,250,000	$6.17	(1)	$7,712,500	(1)	$1,843.29
issued pursuant to the Check Technology Corporation 2000 Stock Plan

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company’s Common Stock on the Nasdaq National Market on December 17, 2001.

PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2001.

(b)	The description of the Company’s Common Stock as set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 2-97193), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VI of the Company’s Articles of Incorporation provides that a director of the Company is not liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under sections 302A.559 and 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; (v) for any act or omission occurring prior to the date such indemnification became effective. The Company’s Bylaws provide that officers and directors shall be indemnified by the Company to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to such acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholder or by a court.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits. (Filed electronically herewith)

Exhibits
4.1	Check Technology Corporation 2000 Stock Plan
5.1	Opinion of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)  The Company hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2)  That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 19, 2001.

CHECK TECHNOLOGY CORPORATION

By	/s/ Jay A. Herman Jay A. Herman, Chairman and Chief Executive Officer

POWER OF ATTORNEY

     The undersigned officers and directors of Check Technology Corporation hereby constitute and appoint Jay A. Herman and Robert M. Barniskis, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might of could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 19, 2001.

Signatures

/s/ Jay A. Herman Jay A. Herman, Chairman and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Robert M. Barniskis Robert M. Barniskis, Vice-President and Chief Financial Officer (Principal Financial Officer)

/s/ R. Stephen Armstrong R. Stephen Armstrong, Director

/s/ Thomas H. Garrett III Thomas H. Garrett III, Director

/s/ Gary R. Holland Gary R. Holland, Director

/s/ Earl W. Rogers Earl W. Rogers, Director